Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$(1)
Printing and related expenses	20,000
Legal fees and expenses	300,000
Accounting fees and expenses	60,000
Transfer Agent and Registrar fees	5,500
Miscellaneous	14,500
Total	$400,000

(1)	A fee of $44,280.00 was previously paid in connection with the filing of the registration statement on Form S-3.